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                                                                      Exhibit 1
                                                                      ---------

                             Joint Filing Agreement

         The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Halsey Drug Co., Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each undersigned pursuant to and in accordance with the provisions of 13d-1(k) under the Securities Exchange Act of 1934, as amended.


Dated: August 10, 2001                  /s/ Larry N. Feinberg
                                        ------------------------------
                                        Larry N. Feinberg


Dated: August 10, 2001                  ORACLE STRATEGIC CAPIAL, L.L.C.

                                        By: /s/ Larry N. Feinberg
                                            ------------------------------
                                            Name:  Larry N. Feinberg
                                            Title: Managing Member


Dated: August 10, 2001                  ORACLE STRATEGIC PARTNERS, L.P.

                                        By: ORACLE STRATEGIC CAPIAL,
                                            L.L.C., General Partner

                                        By: /s/ Larry N. Feinberg
                                            ------------------------------
                                            Name:  Larry N. Feinberg
                                            Title: Managing Member